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                                                                     EXHIBIT 5.1

                                                                ATTORNEYS AT LAW
KILPATRICK STOCKTON LLP                                               Suite 2800
                                                           1100 Peachtree Street
                                                     Atlanta, Georgia 30309-4530
                                                         Telephone: 404.815.6500
                                                         Facsimile: 404.815.6555

April 21, 1998



JWGenesis Financial Corp.
980 North Federal Highway
Suite 210
Boca Raton, Florida 33432

     Re:  Registration Statement on Form S-4 (File No. 333-47693)

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4, File No. 333-47693, as amended (the "Registration Statement") filed by JWGenesis Financial Corp. (the "Company"), a Florida corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 3,811,852 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"), to be issued by the Company to the shareholders of JW Charles Financial Services, Inc. ("JWCFS"), a Florida corporation, pursuant to the Amended and Restated Agreement and Plan of Combination dated as of March 9, 1998 (the "Combination Agreement") among the Company, JWCFS, Genesis Merchant Group Securities, LLC, a California limited liability company ("Genesis"), and the owners ("Genesis Members") of all of the equity interests in Genesis (the "Genesis Membership Interests"), which provides, among other things, for the acquisition by the Company of all of the outstanding shares of the common stock of JWCFS, par value $.001 per share (the "JWCFS Common Stock"), pursuant to a statutory share exchange (the "Share Exchange"), in exchange for shares of Common Stock of the Company, on a one-for-one basis.

     As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein. Based upon the foregoing, it is our opinion that the shares of Common Stock to be issued by the Company to JWCFS Shareholders in the Share Exchange will be, upon issuance and
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JWGenesis Financial Corp.
April 21, 1998
Page 2




delivery in the manner and under the terms and conditions described in or contemplated by the Registration Statement, validly issued, fully paid, and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                         Yours truly,

                         KILPATRICK STOCKTON LLP



                         By:  /s/ W. Randy Eaddy
                            --------------------
                              W. Randy Eaddy,
                              A Partner